Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2005 (the “Report”) of Newtek Business Services, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Newtek as of and for the periods covered in the Report.

/s/ Barry Sloane
Barry Sloane, Chief Executive Officer

August 22, 2005

A signed original of this written statement has been provided to Newtek Business Services, Inc. and will be retained by Newtek Business Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.